EXHIBIT 3.2


                                     BY-LAWS

                                       OF

                             DOWNSTREAM INCORPORATED

                                      "DSI"

                      (now known as Q-Seven Systems, Inc.)

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                                TABLE OF CONTENTS

ARTICLE I.  OFFICES............................................................1

ARTICLE II.  SHAREHOLDERS......................................................1
Annual Meeting.................................................................1
Special Meeting................................................................1
Place of Meeting...............................................................1
Notice of Meeting..............................................................2
Closing of Transfer Books or Fixing of Record Date.............................2
Voting Lists...................................................................2
Quorum.........................................................................2
Proxies........................................................................3
Voting of Shares...............................................................3
Voting of Shares by Certain Holders............................................3
Informal Action by Shareholders................................................3
Transaction of Business at Shareholders' Meetings..............................3

ARTICLE III.  BOARD OF DIRECTORS...............................................4
Elimination of Directors' Liability............................................4
General Powers.................................................................4
Number, Tenure and Qualifications..............................................4
Regular Meetings...............................................................5
Special Meetings...............................................................5
Meeting by Telephone...........................................................5
Notice.........................................................................5
Quorum.........................................................................5
Manner of Acting...............................................................5
Vacancies......................................................................5
Removals.......................................................................6
Resignation....................................................................6
Compensation...................................................................6
Presumption of Assent..........................................................6
Chairman.......................................................................6

ARTICLE IV.  OFFICERS..........................................................6
Number.........................................................................6
Election and Term of Office....................................................6
Resignations...................................................................7
Removal........................................................................7
Vacancies......................................................................7
The President..................................................................7
The Vice-President.............................................................7
The Secretary..................................................................7
The Treasurer..................................................................8
Assistant Secretaries and Assistant Treasurers.................................8

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Salaries.......................................................................8
Other Officers.................................................................8

ARTICLE V.  CONTRACTS, LOANS, CHECKS AND DEPOSITS..............................8
Contracts......................................................................8
Loans..........................................................................8
Checks Drafts, Etc.............................................................8
Deposits.......................................................................9

ARTICLE VI.  INDEMNIFICATION...................................................9
Indemnification................................................................9
Determination..................................................................9
General Indemnification.......................................................10
Advances......................................................................10
Scope of Indemnification......................................................10
Insurance.....................................................................10

ARTICLE VII.  CERTIFICATES FOR SHARES AND THEIR TRANSFER......................10
Certificates for Shares.......................................................10
Transfer of Shares............................................................11
Consideration for Shares......................................................11
Registered Shareholders.......................................................11

ARTICLE VIII.  FISCAL YEAR....................................................11

ARTICLE IX.  DIVIDENDS........................................................11

ARTICLE X.  CORPORATE SEAL....................................................11

ARTICLE XI.  WAIVER OF NOTICE.................................................12

ARTICLE XII.  AMENDMENTS......................................................12

ARTICLE XIII.  PROCEDURE FOR CONDUCTING MEETING...............................12

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                               ARTICLE I. OFFICES

     The principal office of the corporation in the State of Utah shall be located in Salt Lake City. The corporation may have such other offices, either within or without the State of Utah, as the Board of Directors may designate or as the business of the corporation may require from time to time.

     The registered office of the corporation required by the Utah Revised Business Corporation Act to be maintained in the State of Utah may be, but need not be, identical with the principal office in the State of Utah, and the address of the registered office may be changed from time to time by the Board of Directors.

                            ARTICLE II. SHAREHOLDERS

     SECTION 1. ANNUAL MEETING. Unless otherwise designated by the Board of Directors, the annual meeting of the shareholders shall be held on the first Friday in the month of May in each year, beginning with the year 1997, at the hour of 10:00 a.m. for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Utah, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein or any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as is convenient.

     SECTION 2. SPECIAL MEETING. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President, the Chairman of the Board of Directors or by the Board of Directors, and shall be called by the President at the request of the holders of not less than ten percent (10%) of all outstanding shares of the corporation entitled to vote at the meeting.

     SECTION 3. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Utah, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Utah, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Utah.

     SECTION 4. NOTICE OF MEETING. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to

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be  delivered  when  deposited  in the  United  States  mail,  addressed  to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

     SECTION 5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

     SECTION 6. VOTING LISTS. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

     SECTION 7. QUORUM. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     SECTION 8. PROXIES. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

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     SECTION 9. VOTING OF SHARES.  Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, unless provided otherwise in the corporation's Articles of Incorporation.

     SECTION 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares outstanding in the name of another corporation may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

     Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Neither shares of its own stock held by the corporation, nor those held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

     SECTION 11. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

     SECTION 12.  TRANSACTION OF BUSINESS AT SHAREHOLDERS' MEETING

     (a) Transaction of Business at Annual Meeting. Business transacted at an annual meeting of shareholders may include all such business as may properly come before the meeting. Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders: (i) pursuant to the corporation's notice of meeting; (ii) by or at the direction of the Board of Directors; or
(iii) by any shareholder who was a shareholder of record at the time of giving of notice of the meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 12(a).

     For nominations or other business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth: (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as emended (the "Exchange Act"), and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such shareholder, as they appear on the corporation's books, and of such beneficial owner and (B) the class and number of shares of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

     (b) Transaction of Business at Special Meeting. Business transacted at a special meeting of the shareholders shall be limited to the purposes set forth in the notice of the special meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation's notice of meeting: (i) by or at the direction of the Board of Directors; or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the corporation who is a shareholder of record at the time of giving of notice of the meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 12(b).

     In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons, as the case may be, for election to such position or positions as specified in the corporation's notice of meeting, if the shareholder's notice required by this Section 12 of Article II shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth: (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made,
(A) the name and address of such shareholder, as they appear on the corporation's books, and of such beneficial owner and (B) the class and number of shares of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

     (c) General. Only such persons who are nominated in accordance with the procedures set forth in this Section 12 of Article II shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12 of Article II. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 12 of
Article II and, if any proposed nomination or business is not in compliance with this Section 12 of Article II, to declare that such defective proposal or nomination shall be disregarded, unless otherwise provided by any applicable law.

     For purposes of this Section 12 of Article II, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national new service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

     Notwithstanding the foregoing provisions of this Section 12 of Article II, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12 of Article II. Nothing in this Section 12 of Article II shall be deemed to affect any rights of: (i) the shareholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act; or (ii) the holders of any series of Preferred Stock to elect directors under specified circumstances.

                         ARTICLE III. BOARD OF DIRECTORS

     SECTION 1. ELIMINATION OF DIRECTORS' LIABILITY.

     1. The directors of the corporation are not liable to the corporation or to its shareholders for monetary damages for any action taken or any failure to take any action as a director, except liability for:

          (a) the amount of a financial benefit received by a director to which he/she is not entitled;

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          (b) an  intentional  infliction  of  harm  on the  corporation  or the shareholders;

          (c) a violation of Utah Code Ann. ss. 16-10a-842; or

          (d) an intentional violation of criminal law.

     2. If the Utah Revised Business Corporation Act is amended after approval by the shareholders of this Article to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Utah Revised Business Corporation Act, as so amended, and without the necessity for further shareholder action in respect thereof.

     3. Any repeal or modification of this Article by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such repeal or modification.

     SECTION 2. GENERAL POWERS. The business and affairs of the corporation shall be managed by its Board of Directors. The Board of Directors may designate a committee or committees consisting of not less than two directors, which committee or committees shall have and may exercise all of the authority designated to it or them by the Board of Directors; but, the designation of such committees and the delegation thereto of authority shall not operate to relieve the Board of Directors or any member thereof of any responsibility imposed upon it or him by law.

     SECTION 3. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be not less than one (1) nor more than nine (9) as determined, from time to time, by the Board of Directors.

     Each Director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors need not be residents of the State of Utah or shareholders of the corporation. The Board of Directors may elect from its own number a Chairman of the Board, who shall preside at all meetings of the Board of Directors, and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

     SECTION 4. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Utah, for the holding of additional regular meetings without other notice than such resolution.

     SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or the Chairman of the Board of Directors or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Utah, as the place for holding any special meeting of the Board of Directors called by them.

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     SECTION 6. MEETING BY  TELEPHONE.  Members of the Board of Directors or any
committee designated by the Board may participate in a meeting of the Board as committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting under this section shall constitute presence in person at the meeting.

     SECTION 7. NOTICE. Notice of any special meeting shall be given at least two days previously thereto by written notice delivered personally or mailed to each Director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 8. QUORUM. A majority of the number of Directors fixed by Section shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

     SECTION 9. MANNER OF ACTING. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Any action which may be taken at a meeting of the Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors.

     SECTION 10. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of Directors by the shareholders.

     SECTION 11. REMOVALS. Directors may be removed at any time without cause by vote of the shareholders holding a majority of the shares outstanding and entitled to vote. Such vacancy shall be filled by the directors then in office, though less than a quorum, and any person so designated or appointed shall hold office until the next annual meeting or until his successor is duly elected and qualified; provided that any directorship to be filled by reason of removal by the shareholders may be filled by election by the shareholders at the meeting at which the director is removed. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

     SECTION 12. RESIGNATION. A director may resign at any time by delivering written notification thereof to the President or Secretary of the corporation. Resignation shall become

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effective upon its acceptance by the Board of Directors; provided, however, that if the Board of Directors has not acted thereon within ten (10) days after the date of its delivery, the resignation shall be deemed accepted upon the tenth day.

     SECTION 13. COMPENSATION. By resolution of the Board of Directors, each Director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as Director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

     SECTION 14. PRESUMPTION OF ASSENT. A Director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

     SECTION 15. CHAIRMAN. The Board of Directors may elect from its own number a Chairman of the Board, who shall preside at all meetings of the Board of Directors, and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

                              ARTICLE IV. OFFICERS

     SECTION 1. NUMBER. The officers of the corporation shall be a President, one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

     SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     SECTION 3. RESIGNATIONS. Any corporate officer may resign at any time by delivering a written resignation either to the corporate President or to the corporate Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

     SECTION 4. REMOVAL. Any officer or agent may be removed by the Board of Directors whenever in its judgment, the best interests of the corporation will be served thereby, but any such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     SECTION  5.   VACANCIES.   A  vacancy  in  any  office  because  of  death,
resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     SECTION 6. THE PRESIDENT. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall when present, preside at all meetings of the shareholders and of the Board of Directors, unless the Directors have designated a Chairman in accordance with Section, of these By-Laws. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     SECTION 7. THE VICE-PRESIDENT. In the absence of the President or in the event of his death, inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     SECTION 8. THE SECRETARY. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these ByLaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder; (e) sign with the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     SECTION 9. THE TREASURER. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article.

     SECTION 10. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice-President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

     SECTION 11. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the corporation.

     SECTION 12. OTHER OFFICERS. Other officers shall perform such duties and have such powers as may be assigned to them by the Board of Directors.

                ARTICLE V. CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     SECTION 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     SECTION 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

                           ARTICLE VI. INDEMNIFICATION

     SECTION 1. INDEMNIFICATION. The corporation shall indemnify its directors, officers, employees, fiduciaries and agents to the full extent permitted by the Utah Revised Business Corporation Act or any successor statute. In particular, and not in derogation of the generality of the foregoing, except as provided in this section, the corporation shall indemnify an individual made a party to a proceeding because he/she is or was a director, against liability incurred in the proceeding if:

          (a) his/her conduct was in good faith;

          (b) he/she reasonably believed that his/her conduct was in, or at least not opposed to, the corporation's best interests; and

          (c) in the case of any criminal proceeding, he/she had no reasonable cause to believe his conduct was unlawful.

     The corporation shall not indemnify a director under this section:

          (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

          (b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving acts in his/her official capacity, in which proceeding he/she was adjudged liable on the basis that he/she derived an improper personal benefit. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interest of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     SECTION 2. DETERMINATION. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) which he actually and reasonably incurred in connection therewith. Any other indemnification under Section not ordered by a court shall be made by the corporation upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section hereof. Such determination shall be made either by (a) the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, (b) by independent legal counsel in a written opinion, or (c) by the shareholders by a majority vote of a quorum of shareholders at any meeting duly called for such purpose.

     SECTION 3. GENERAL INDEMNIFICATION. The indemnification and advancement of expenses provided by this Article may not be construed to be exclusive of any of the rights to which a person seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to an action in his official capacity and as to an action in another capacity while holding office.

     SECTION 4. ADVANCES. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent that he shall repay the amount advanced if it is ultimately determined that he is not entitled to be indemnified by the corporation as authorized by this Article.

     SECTION 5. SCOPE OF INDEMNIFICATION. The indemnification and advancement of expenses authorized by this Article shall apply to all present and future directors, officers, employees and agents of the corporation and shall continue as to such persons who cease to be directors, officers, employees, or agents of the corporation and shall inure to the benefit of the heirs, executors, and administrators of all such persons and shall be in addition to all other indemnification and advancement of expenses provided by law.

     SECTION 6. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status in any such capacity, whether or not the corporation would have the power to indemnify him against any such liability under the provisions of this Article VI or the laws of the State of Utah, as the same may hereafter be amended or modified.

             ARTICLE VII. CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or Vice-President and by the Secretary or an Assistant Secretary and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or one of its employees. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

     SECTION 2. TRANSFER OF SHARES. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

     SECTION 3. CONSIDERATION FOR SHARES. The capital stock of the corporation shall be issued for such consideration as shall be fixed from time to time by the Board of Directors, but in no event shall such value be less than the par value of such shares. In the absence of fraud, the determination of the Board of Directors as to the value of any property or services received in full or partial payment for shares shall be conclusive.

     SECTION 4. REGISTERED SHAREHOLDERS. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in the shares.

                            ARTICLE VIII. FISCAL YEAR

     The fiscal year of the corporation shall begin on the first day of January and end on the last day of December in each year.

                              ARTICLE IX. DIVIDENDS

     The Board of Directors may, from time to time, declare and the corporation may pay dividends on its outstanding shares in the manner, and upon the terms and conditions provided by law and its articles of incorporation.

                            ARTICLE X. CORPORATE SEAL

     The Board of Directors may in its discretion provide a corporate seal.

                          ARTICLE XI. WAIVER OF NOTICE

     Whenever any notice is required to be given to any shareholder or Director of the corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation or under the provisions of the Utah Revised Business Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

     Attendance of a Director at any meeting of Directors shall constitute a waiver of notice of such meeting, except where a Director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

                             ARTICLE XII. AMENDMENTS

     These By-Laws may be altered, amended or repealed and new by-laws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.

                 ARTICLE XIII. PROCEDURE FOR CONDUCTING MEETING

     All shareholder and director meetings shall be conducted in accordance with the rules and procedures set forth in the most current edition of Roberts' Rules of Order.